Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Han Logistics, Inc. (the "Registrant") on Form 10-Q for the quarter ended June 30, 2010, as filed with the Commission on the date hereof (the "Quarterly Report"), I, Amee Han Lombardi, President and Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	August 16, 2010	By:	/s/Amee Han Lombardi
Amee Han Lombardi, President and Treasurer